  Exhibit 99.1

LOOP INDUSTRIES ANNOUNCES INDEPENDENT REVIEW CONFIRMING EFFECTIVENESS OF PATENTED TECHNOLOGY
Independent testing by respected third-party research center confirms that Loop’s Gen II depolymerization technology is effective at producing pure monomers

MONTREAL (CANADA), ACCESSWIRE, December 14, 2020—Loop Industries (“Loop” or “the Company”), an innovator in sustainable plastics technology, today released the report of an independent verification of Loop’s patented Gen II depolymerization technology, which allows waste polyethylene terephthalate (“PET”) plastic and polyester fiber to be recycled into virgin-quality PET resin made from 100% recycled content. This verification was conducted by Kemitek, a not-for-profit College Centre for Technology Transfer specialized in the fields of green chemistry and chemical process scale-up.

Effectiveness of Patented Technology Producing Pure Monomers

Loop commissioned Kemitek to validate its technology, which turns waste PET plastic and polyester fiber feedstock into its primary building blocks, or monomers: dimethyl terephthalate (“DMT”) and monoethylene glycol (“MEG”), which meet established purity criteria for producing virgin-quality PET.

Kemitek established a rigorous and independent methodology for this verification:

I.
The Kemitek team was on site at Loop’s Terrebonne, Quebec facilities for 16 days to verify each step of Loop’s technology at Mini-Pilot (25 L reactor) and Pilot scales (6000 L reactor) from feedstock (post-consumer waste PET plastic) to final purified monomers (DMT and MEG).
II.
Kemitek received the feedstock directly from Loop’s supplier at their facilities. They then dried, sampled, sealed and shipped the waste plastic feedstock to Loop. The feedstock was also sent to an external laboratory by Kemitek for analysis and characterization.
III.
Once on site, the Kemitek team took possession of the feedstock, controlled and secured the entire process to ensure the chain of custody at all times via human supervision and numbered lockouts and seals on the equipment.
IV.
Throughout the process, the Kemitek team took samples at key steps for subsequent analysis to confirm there was no tampering by Loop’s team.
V.
The final purified monomers were secured by Kemitek and sent for analysis to certified external laboratories (ISO 17025). These analyses confirm the purity of the resulting monomers.

The feedstock used throughout the verification consisted of pallets of post-consumer waste PET plastic. In appearance, it was a mix of clear, gray and colored flakes and fines with a PET content varying between 86% and 95%, as determined by a Loop-conducted analysis. Feedstock contaminants identified by external laboratories mandated by Kemitek include printed film, silicone elastomer and polystyrene.

The final report issued by Kemitek, which will be filed today as an exhibit to Loop’s Form 8-K, draws the below conclusions:

“The Kemitek team was able to understand, witness and verify the execution of Loop’s Gen II polyethylene terephthalate (PET) depolymerization technology from feedstock to monomers.
While the verification was not intended to certify the yields or economic viability of the technology, as these were out of the scope of our mandate, our observations confirmed the production of significant quantities of dimethyl terephthalate (DMT) and monoethylene glycol (MEG) from a post-consumer waste PET feedstock at both mini-pilot and pilot scales.

Characterization of the finished products also confirmed that the quality of the primary PET plastic building blocks meet Loop’s specifications for the production of PET resin and polyester fiber, achieving DMT purity ranging from 99.7% to 100.1%1 (w/w) and MEG purity ranging from 98.2% to 98.9% (w/w). The useful monomer content for the MEG product is greater than 99.0% (w/w). This is calculated by adding the secondary PET plastic building blocks present in the final MEG product: Dimethyl isophthalate (DMI), Dimethyl Terephthalate (DMT), Diethylene Glycol (DEG), Bis-(2-Hydroxyethyl)terephthalate (BHET), 1-(2-hydroxyethyl)4-methylterephthalate (MHET) and 1-(2-hydroxyethyl)4-methylisophthalate (MHEI). It is reasonable to expect these molecules to be integrated into the final polymer chains of the PET resin and polyester fiber.

Kemitek’s findings through this verification allow us to attest to the capacity of Loop’s technology to produce pure monomers within their specifications. Kemitek conducted this verification in an independent manner using rigorous methodology and we ensured process integrity during the three-week testing period via surveillance, sampling and seals.”

With the levels of purity confirmed by Kemitek’s verification, Loop reiterates that its technology can produce monomers of sufficient purity to create PET plastic and polyester fiber that is 100% recycled and equivalent to virgin PET made from fossil fuels, consistent with previous polymerization trials and testing evaluations by clients and industrial companies.

“Loop Industries enlisted our services to conduct a scientific verification of its Gen II PET depolymerization technology from feedstock to monomers,” said Alain Tremblay, M.Sc., Scientific Director at Kemitek and lead of the verification project. “Our findings through this verification allow us to attest to the capacity of Loop’s technology to produce pure monomers within their specifications. Kemitek conducted this verification in an independent manner using rigorous methodology and we ensured process integrity during the three-week testing period via surveillance, sampling and seals.”

A seasoned and published polymer researcher, professor Jérôme Claverie, Ph.D., from Université de Sherbrooke in Quebec, Canada acted as external scientific expert by observing key parts of the verification and its findings. Dr. Claverie was not compensated in any way by Loop for his participation as an independent expert. As a leading, highly published researcher and the holder of the Canada Research Chair (Tier 1) in Chemistry of Advanced Organic and Hybrid Materials, Dr. Claverie concurred with the conclusion put forward by Kemitek’s verification, saying: “After meeting with Loop’s team of researchers and engineers, reviewing all of their patents, and observing their technology at mini-pilot and pilot scales, I have absolutely no doubts that the patented PET recycling technology leads to high-purity monomers suitable for repolymerization into virgin-quality PET. Loop’s team did not reinvent the fundamental, well-established chemistry underlying depolymerization. However, they optimized a version of this process that provides the ability to effectively depolymerize waste PET plastic at a high purity at below 90-degree temperature, which sets their technology apart.”

Certifications and Accreditations

Loop has received from the European Chemicals Agency (“ECHA”) a confirmation of registration for its MEG on November 17, 2020, and for its DMT on December 7, 2020. The registration under the Registration, Evaluation, Authorization and Restriction of Chemicals (“REACH”) Regulation (EC 1907/2006) confirms that Loop’s monomers are of a purity equal to what is currently recognized within Europe and entitles Loop to manufacture/import the monomers into Europe. It should be noted that MEG and DMT are on the positive list for plastic materials, which means that the two monomers can be used as food-contact materials.

In addition, as previously disclosed, Loop is in possession of a legal opinion confirming that its depolymerization technology meets U.S. Food and Drug Administration (“FDA”) requirements to produce suitably pure MEG and DMT for use in food-grade packaging. The Company has filed for a No Objection Letter (“NOL”) from the FDA, which will validate the legal opinion obtained thus far.

It should be noted that the levels of monomer purity confirmed by Kemitek’s verification are in line with the data submitted for the REACH registration of Loop’s DMT and MEG monomers and the FDA NOL.

Conclusion

“The results of Kemitek’s verification reconfirm Loop’s belief that we are well positioned to have a transformative impact on the reduction of global plastic waste,” concluded Loop Founder and CEO Daniel Solomita. “I wish to sincerely thank the entire Loop team for their dedicated work and ongoing support for the Company, as we move forward with our plans to bring our technology to commercial scale.”

1 A result 0.1% above 100% is consistent with the margin of error of the result.

About Loop Industries

Loop Industries (NASDAQ: LOOP) is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement toward a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.

Common shares of Loop Industries are listed on the Nasdaq Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words "intends", "may", "will", "plans", "expects", "anticipates", "should", "could", "projects", "predicts", "estimates", "aims", "believes", "hopes", "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company's business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of our employees, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, and (xi) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission ("SEC"). Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Media Inquiries

Stephanie Corrente
+1 (450) 951-8555 ext. 226
scorrente@loopindustries.com

Note to Media: Supporting Photo Assets Available for Download Here (Link expires December 19, 2020)

Investor Inquiries

MZ Group - MZ North America
+1 949-259-4987
LOOP@mzgroup.us
www.mzgroup.us

SOURCE: Loop Industries, Inc.